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                                                        EXHIBIT 23.02


CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statements No. 33-94716 and 333-02360 of AG Associates, Inc. on Form S-8 of our reports dated October 25, 1996, included in the Annual Report on Form 10-K of AG Associates, Inc. for the year ended September 30, 1996.

DELOITTE & TOUCHE LLP

San Jose, California
December 18, 1996